Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ZiLOG, Inc. on Form 10-Q for the quarterly period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Robin Abrams, as Interim Chief Executive Officer of ZiLOG, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge that the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents in all material respects the financial condition and results of operations of ZiLOG, Inc.

Date: November 9, 2006	By: /s/ Robin Abrams

Robin Abrams
Interim Chief Executive Officer and Director

In connection with the Quarterly Report of ZiLOG, Inc. on Form 10-Q for the quarterly period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Perry J. Grace, as Chief Financial Officer of ZiLOG, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge that the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents in all material respects the financial condition and results of operations of ZiLOG, Inc.

Date: November 9, 2006	By: /s/ Perry J. Grace

Perry J. Grace
Vice President and Chief Financial Officer